UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

Telecomunicaciones de Puerto Rico, Inc.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	333-85503	66-0566178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 F.D. Roosevelt Avenue

Guaynabo, Puerto Rico

787-792-6052

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

As previously disclosed, on April 2, 2006, GTE Holdings (Puerto Rico) LLC (“GTE Holdings”) and Sercotel, S.A. de C.V. (“Sercotel”), a subsidiary of América Móvil, S.A. de C.V. (“América Móvil”), entered into a Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”), pursuant to which GTE Holdings agreed to sell to Sercotel all of the shares of common stock of Telecomunicaciones de Puerto Rico, Inc. (the “Company”) owned by it. Following the execution of the Stock Purchase Agreement, each of Popular, Inc., the Puerto Rico Telephone Authority (“PRTA”) and the Trust of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. (the “ESOP Trust” and, together with GTE Holdings, Popular, Inc. and PRTA, the “Selling Shareholders”) entered into a joinder agreement with Sercotel pursuant to which each such entity agreed, subject to the terms set forth therein, to become a party to the Stock Purchase Agreement and to sell to Sercotel all of the shares of common stock of the Company owned by them. In accordance with the terms of the Stock Purchase Agreement, Sercotel assigned its rights under the Stock Purchase Agreement to its affiliate, Tenedora TELPRI, S.A. de C.V. (“Tenedora”).

On March 30, 2007, the transactions contemplated by the Stock Purchase Agreement (including the transactions contemplated by the related joinder agreements) were consummated. As a result thereof, Tenedora has acquired 100% of the issued and outstanding shares of common stock of the Company. Tenedora is a subsidiary of América Móvil. The aggregate purchase price paid by Tenedora to the Selling Shareholders was approximately $1.9 billion, which aggregate purchase price is subject to post-closing adjustment based on the terms set forth in the Stock Purchase Agreement. Tenedora funded the purchase price from its and its affiliates available cash balances.

América Móvil and Tenedora are corporations (sociedad anónima de capital variable) organized under the laws of Mexico with their principal executive offices located at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, México D.F., México. The American Depositary Shares of América Móvil are publicly traded on The New York Stock Exchange.

In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the ESOP Trust paid the Company an aggregate of $29,178,026.25 in outstanding principal and accrued interest in respect of all of the outstanding loans made by the Company to the ESOP Trust.

Item 5.02	Departure of Directors, Appointment of Directors and Resignation of Officers

On March 30, 2007, in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the following individuals resigned as directors of the Company: Daniel C. Petri, Edward J. McQuaid, Jeanne M. Dennison, John J. Jack, Jose F. Rodriguez Perello and Rafael Martinez Margarida. Immediately following the consummation of the transactions, Tenedora, the sole stockholder of the Company, set the number of directors on the Board of Directors (the “Board”) of the Company to eight and appointed the following individuals to serve as directors of the Company in order to fill the vacancies created by the aforementioned resignations: Daniel Hajj (Chairman of the Board), Carlos Cárdenas, Aldo Figueroa, Héctor Houssay and Roberto Garcia Rodriguez. Aldo Figueroa is currently the Company’s Vice President of Operations and Chief Operations Officer, Héctor Houssay is currently the Company’s Vice President of Finance and Chief Financial Officer, and Roberto Garcia Rodriguez is currently the Company’s Vice President of Legal and Regulatory Affairs.

In addition, as of March 30, 2007 and in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, Benito Fernández, who is an employee of an affiliate of GTE Holdings and was previously seconded to the Company, resigned as the Company’s Vice President of Human Resources.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOMUNICACIONES DE PUERTO RICO, INC.

Dated: April 3, 2007	By:	/s/ Héctor Houssay
Name: Héctor Houssay
Title: Chief Financial Officer

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